 First Quarter Fiscal 2022 Earnings Review  September 2, 2021

 SAFE HARBOR STATEMENTThis presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2022 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.  NON-GAAP MEASURESIn this presentation, management provides the following non-GAAP performance measures:Adjusted Earnings Per Share (“Adjusted EPS”);Free Cash Flow less Product Development Spending;Adjusted Contribution to Profit (“Adjusted CTP”) and margin;Adjusted EBITDA and margin;Organic revenue; andResults on a constant currency (“CC”) basis.Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2022 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

 Wiley unlocks human potential by powering discovery and learning

First Quarter Summary

Revenue	GAAP EPS	Adj. EPS	Adj. EBITDA
+9%*	**-17%**	**+17%**	**+12%**
$488M	$0.24	$0.54	$95M

***Organic revenue +7%**

Consistent strategies and solid execution driving strong revenue growth across all segments

- Research (+10%)
- Academic & Professional Learning (+7%)
- Education Services (+13%)

Strong profit performance driven by Research and Academic & Professional Learning

Long-term trends accelerating in open research, digital education and talent development

Wiley continues to drive impact by enabling discovery, powering career-connected education and shaping workforces

WILEY

*Organic revenue excludes acquisition and currency impacts

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 Strong momentum across academic and corporate markets   Enabling Discovery  Powering Education  Shaping Workforces  Open Research Revenue+56%Corporate Revenue (Research)+37%  Digital Courseware Revenue+31%Online Program Enrollment +9%  Talent Development Revenue+34%Professional Learning Revenue +13%  Q1 Metrics

 Research Publishing & Platforms  (millions)  Q1 2022  Change  Change CC  Research Publishing   $264  14%  10%  Research Platforms  $11  10%  10%   TOTAL REVENUE*  $275  14%  10%   ADJUSTED EBITDA  $103    12%  ADJ. EBITDA MARGIN  37%      Organic growth in research article output (+5%) and usage (+25%)Strategic read-and-publish agreements generating strong momentumSolid growth continuing for Research Platforms and corporate sales Advances in publishing process optimization supporting volume growthEBITDA growth primarily driven by revenue growth  Q1Summary  *Organic revenue +5%  Organic revenue excludes acquisition and currency impacts

 Academic & Professional Learning  Q1Summary  Education Publishing driven by growth in digital content and courseware, partly offset by continued softness in test prepProfessional Learning driven by growth in professional publishing and corporate learning accompanied by further COVID-related recovery in corporate training Strong profit growth from revenue momentum and business optimization  (millions)  Q1 2022  Change  Change CC  Education Publishing   $66  4%  1%  Professional Learning   $73  16%  13%   TOTAL REVENUE  $139  10%  7%   ADJUSTED EBITDA  $27    37%  ADJ. EBITDA MARGIN  19%

 Education Services  Q1Summary  Solid growth in online enrollment (+9%) and 13 new degree programs signedEarly indications of slowing online enrollment growth vs. prior year COVID-related spikeTalent Development signed three new Fortune 500 partners and delivered 69% growth in IT talent placementsEBITDA decline primarily due to higher University Services marketing costs and investments in Talent Development growth  (millions)  Q1 2022  Change  Change CC  University Services  $54  8%  8%  Talent Development  $20  45%  34%   TOTAL REVENUE  $74  16%  13%   ADJUSTED EBITDA  $6    (21%)  ADJ. EBITDA MARGIN  9%

 Financial Position and Outlook

Financial Position and Capital Allocation

Modest Leverage: Net Debt/EBITDA ratio of 2.0 TTM inclusive of acquisitions, even with prior year

Free Cash Flow: Use of $108M (vs. use of $145M in Q1'21). FCF historically a use through 1H due to timing of annual journal subscription receipts. Wiley FCF outlook for Fiscal 2022 is between $200M and $220M.

M&A: M&A focused on adding scale or capabilities in key strategic areas of research and career-connected education. Hindawi (open research) integration on track.

Dividends: In Q1, Wiley raised dividend for 28th consecutive year. Yield at ~2.4% (as of Sept 1, 2021).

Share Repurchases: Acquired ~130K shares for $7.4M at an average cost of $56.88/share



$27M
$19M
Q1'22
Q1'21

Dividends and Repurchases
Q1 Allocation

WILEY
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Fiscal 2022 Growth and Optimization Initiatives

Open Research	• Publish more to meet global demand • Leverage Hindawi acquisition to advance leadership position in OA • Scale service offerings for societies and corporations
Career-Connected Education	• Expand online degree programs and drive online enrollment • Scale digital courseware • Expand Talent Development corporate pipeline and existing relationships
Business Optimization	• Simplify, standardize and automate workflows, particularly for publishing processes and back-office operations • Expand and optimize student acquisition capabilities • Build direct-to-consumer capabilities and enhance ecommerce experience

WILEY
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 New Adjusted EPS    Q1’22  Q1’21  FY21  FY20  Adjusted Income Before Taxes (previously reported)  $39.2  $30.4  $207.8  $173.1           +Amortization of Acquired Intangible Assets(1)  $22.3  $18.1  $79.4  $68.3  Adjusted Income Before Taxes (new)  $61.5  $48.5  $287.2  $241.4           +Adjusted Tax Provision  $13.3  $11.1  $61.1  $54.0  Adjusted Net Income (newly defined)  $48.2  $37.4  $226.1  $187.4  Adjusted EPS (newly defined)  $0.85  $0.67  $4.00  $3.30  Previously reported Adjusted EPS  $0.54  $0.42  $2.92  $2.40  Adjusted EPS - excluding the amortization of acquired intangibles (non-cash) - is more indicative of underlying operational performance  (1) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business.  This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income.  It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income.

 Fiscal 2022 Outlook Reaffirmed  Metric (Millions, except EPS)  Fiscal 2021  Fiscal 2022 Outlook  Revenue  $1,942  $2,070 to $2,100  Adjusted EBITDA  $419  $415 to $435  Adjusted EPS - formerAdjusted EPS - newly defined  $2.92$4.00  $2.80 to $3.05$4.00 to $4.25  Free Cash Flow  $257  $200 to $220

 Key Takeaways  Consistent strategies and solid execution driving strong revenue growth across all segments Research (+10%)Academic & Professional Learning (+7%)Education Services (+13%)Strong profit performance driven by Research and Academic & Professional LearningLong-term trends accelerating in open research, digital education and talent development Wiley continues to drive impact by enabling discovery, powering career-connected education and shaping workforces

 Thanks for joining us.  IR website at https://investors.wiley.com/Q2 2022 Earnings Call – December 7, 2021Contact us for follow-up at: brian.campbell@wiley.com  |  +1(201) 748-6874

Appendix – Reconciliation of US GAAP to Non-GAAP

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS

	Three Months Ended July 31, 2021	Three Months Ended July 31, 2020
US GAAP Earnings Per Share - Diluted	$ 0.24	$ 0.29
Adjustments:		
Restructuring and related (credits) charges	(0.01)	0.03
Foreign exchange gains on intercompany transactions	(0.01)	(0.02)
Gain on sale of certain assets (A)	(0.05)	-
Income tax adjustments (B)	0.37	0.12
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.54	$ 0.42

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended July 31, 2021	Three Months Ended July 31, 2020
US GAAP Income Before Taxes	$ 44,002	$ 29,734
Pretax Impact of Adjustments:		
Restructuring and related (credits) charges	(276)	2,218
Foreign exchange gains on intercompany transactions	(795)	(1,569)
Gain on sale of certain assets (A)	(3,750)	-
Non-GAAP Adjusted Income Before Taxes	$ 39,181	$ 30,383

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	2021	2020
US GAAP Income Tax Provision	$ 30,172	$ 13,400
Income Tax Impact of Adjustments (C):		
Restructuring and related (credits) charges	45	743
Foreign exchange gains on intercompany transactions	(101)	(612)
Gain on sale of certain assets (A)	(936)	-
Income Tax Adjustments:		
Impact of increase in UK statutory rate on deferred tax balances (B)	(20,726)	(6,689)
Non-GAAP Adjusted Income Tax Provision	$ 8,454	$ 6,842
US GAAP Effective Tax Rate	68.6%	45.1%
Non-GAAP Adjusted Effective Tax Rate	21.6%	22.5%

Notes:

(A) The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment and resulted in a pretax gain of approximately $3.8 million during the three months ended July 31, 2021.

(B) On June 10, 2021, the UK officially increased its corporate tax rate from 19% to 25% effective April 1, 2023. This resulted in a $20.7 million non-cash deferred tax expense from the re-measurement of the Company's applicable UK net deferred tax liabilities during the three months ended July 31, 2021. During the first quarter of fiscal 2021, the UK officially enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million non-cash deferred tax expense from the re-measurement of the Company's applicable UK net deferred tax liabilities during the three months ended July 31, 2020.

(C) For the three months ended July 31, 2021, substantially all of the tax impact was from deferred taxes. For the three months ended July 31, 2020, the tax impact was $0.2 million from current taxes offset by $0.1 million from deferred taxes.

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

WILEY

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Appendix – Previous Adjusted EPS to Newly Defined

 Appendix – Reconciliation of Net Income to Adjusted EBITDA